CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 578 and Amendment No. 581 to the Registration Statement on Form N-1A of EA Series Trust for Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, Alpha Architect International Quantitative Momentum ETF, Alpha Architect Global Factor Equity ETF, Alpha Architect High Inflation and Deflation ETF, Alpha Architect US Equity ETF, Alpha Architect Global Equity ETF, Alpha Architect Tail Risk ETF, Alpha Architect 1-3 Year Box ETF, Alpha Architect Intermediate-Term Treasury Bond ETF, Alpha Architect Long-Term Treasury Bond ETF, Alpha Architect Aggregate Bond ETF, Alpha Architect Inflation-Protected Securities ETF, Alpha Architect Real Estate ETF, and Alpha Architect 1-3 Month Box ETF and to the use of our report dated November 26, 2025 on the financial statements and financial highlights of Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, Alpha Architect International Quantitative Momentum ETF, Alpha Architect Global Factor Equity ETF, Alpha Architect High Inflation and Deflation ETF, Alpha Architect US Equity ETF, Alpha Architect Tail Risk ETF, Alpha Architect Aggregate Bond ETF, and Alpha Architect 1-3 Month Box ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2026